Calculation of Filing Fee Tables
S-8
Ferrovial SE
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, EUR0.01 par value per share -- issuable under the Director Share Plan of Ferrovial SE	457(a)	50,000	$ 64.21	$ 3,210,500.00	0.0001381	$ 443.37
Total Offering Amounts:						$ 3,210,500.00		$ 443.37
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 443.37
Offering Note
[1]	1(a) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover any additional ordinary shares, EUR0.01 par value per share ("Ordinary Shares"), of Ferrovial SE (the "Registrant") that may from time to time be offered or issued under the Registrant's Director Share Plan of Ferrovial SE. 1(b) Consists of 50,000 Ordinary Shares that may become issuable under the Director Share Plan of Ferrovial SE pursuant to its terms 1(c) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Registrant's Ordinary Shares as reported on the Nasdaq Global Select Market on October 24, 2025. 1(d) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A